Filed Pursuant to Rule 424(b)(5)
Registration No. 333-252572

Prospectus

ENGlobal Corporation

Up to $25,000,000

Shares of Common Stock

We entered into an at the market sales agreement (the “sales agreement”) with B. Riley Securities, Inc. (“B. Riley Securities” or our “sales agent”), as our sales agent, relating to shares of our common stock on January 29, 2021. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to our sales agent under this prospectus, as sales agent or as principal.

Sales of our common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Our common stock is listed on The Nasdaq Capital Market under the symbol “ENG.” The last reported sale price of our common stock on The Nasdaq Capital Market on March 9, 2021 was $4.42 per share. On December 30, 2020, it was $2.97.

The trading price of our common stock has been, and is likely to continue to be, highly volatile, which could cause you to lose part or all of your investment. During the past twelve months, the sales price of our stock ranged from a low of $0.46 per share in March 2020, to a high of $9.40 per share in January 2021. Although our financial condition and results of operations have generally improved when comparing 2020 with 2019, we do not believe that this volatility corresponds to any recent change in our financial condition. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

The compensation of our sales agent for sales of common stock pursuant to the sales agreement shall be a commission rate equal to 3.0% of the gross proceeds per share of common stock. The net proceeds from any sale under this prospectus will be used as described under “Use of Proceeds” in this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley Securities with respect to certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

The sales agent is not required to sell any specific number or dollar amount of common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the sales agreement, to sell the common stock offered, as instructed by us. The offering of common stock pursuant to this prospectus will terminate upon the earlier of (i) the sale of all common stock subject to this prospectus or (ii) the termination of the sales agreement by us or by the sales agent pursuant to the terms of the sales agreement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus is March 19, 2021

TABLE OF CONTENTS

Prospectus

I

About This Prospectus

You should assume that the information contained in this prospectus is accurate only as of the date on the front page of this prospectus and that any information we have incorporated by reference into this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of a security.

In addition, we incorporate important information into this prospectus by reference. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus. We urge you to carefully read this prospectus and the information incorporated by reference before buying any of the securities being offered under this prospectus.

To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference herein, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $100,000,000 of our common stock or preferred stock. The $25,000,000 of shares of common stock that may be offered, issued and sold under this prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

II

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus on page 4, and the financial statements and other information incorporated by reference in this prospectus when making an investment decision. In this prospectus, the terms “we,” “us,” and the “Company” refer to ENGlobal Corporation and its subsidiaries.

Our Company

The Company, incorporated in the State of Nevada in June 1994, is a leading provider of engineered modular solutions to the energy industry. We deliver these solutions to our clients by utilizing our vertically integrated project execution capabilities, including, (i) professional engineering and project support services, (ii) automation design, configuration and systems integration expertise, and (iii) mechanical and modular fabrication capabilities. We believe our vertically integrated strategy allows us to differentiate our company from most of our competitors as a full-service provider. As a result, our clients’ dependency on and coordination of multiple vendors is reduced, improving control over their projects’ costs and schedules. Our strategy and positioning also allows the Company to pursue larger scopes of work centered around many different types of modularized engineered systems that can be both processing and automation focused.

We derive revenues primarily from three sources: (i) business development efforts, (ii) preferred provider or alliance agreements with strategic end user clients, original equipment manufacturers, and technology partners, and (iii) referrals from existing customers and industry members. Our business development professionals are focused on specific market segments within the energy industry. The market segments that we are targeting include Renewables, Automation, Refining and Transportation, Upstream and Government Services. This market focus allows us to develop centers of expertise for each of our targeted markets.

Within the Renewables group, our focus is to design and build production facilities for hydrogen and associated products, together with converting existing production facilities to produce products from renewable feedstock sources. These projects often utilize technologies that are more fuel efficient, and therefore reduce the associated carbon footprint of the facility. Our scope of work on these projects will typically include front-end development, engineering, procurement, mechanical fabrication, automation and commissioning services, and may be performed in conjunction with a construction partner.

Our Automation group designs, integrates and commissions modular systems that include electronic distributed control, on-line process analytical data, continuous emission monitoring, and electric power distribution. Often these packaged systems are housed in a fabricated metal enclosure, modular building or freestanding metal rack, which are commonly included in our scope of work. We provide automation engineering, procurement, fabrication, systems integration, programing and on-site commissioning services to our clients for both new and existing facilities.

Our Refining and Transportation group focuses on providing engineering, procurement and automation services as well as fabricated products to downstream refineries and petrochemical facilities as well as midstream pipeline, storage and other transportation related companies. These services are often applied to small capital improvement and maintenance projects within refineries and petrochemical facilities. For our transportation clients, we work on facilities that include pumping, compression, gas processing, metering, storage terminals, product loading and blending systems. In addition, this group designs, programs and maintains supervisory control and data acquisition (SCADA) systems for our transportation clients.

The Upstream group provides engineering, fabrication and automation services to clients who have operations in the U.S. oil and gas exploration and development markets. The operations are usually associated with the completion, purification, storage and transmission of the oil and gas from the well head to the terminal or pipeline destination.

Our Government Services group provides services related to the engineering, design, installation and maintenance of automated fuel handling and tank gauging systems for the U.S. military across the globe in addition to cybersecurity assessment and SCADA systems design and maintenance in the private sector.

Our engineering services are strategically located in offices in cities near our clients while our fabrication and integration facilities are more centrally located. We generally enter into two principal types of contracts with our clients: time-and-material contracts and fixed-price contracts. Our clients typically determine the type of contract to be utilized for a particular engagement, with the specific terms and conditions of a contract being negotiated and typically contained in a multiyear services agreement.

Our business development professionals focus on building long-term relationships with clients in order to provide solutions throughout the life-cycle of their projects and facilities. Additionally, we seek to capitalize on cross-selling opportunities between our market segments and many of our projects will contain elements from more than one market segment. Sales leads are often jointly developed and pursued by our business development personnel from multiple markets.

Products and services are also promoted through trade advertising, participation in industry conferences and on-line internet communication via our corporate home page at www.englobal.com. The ENGlobal website illustrates our Company’s full range of services and capabilities and is updated on a continuous basis. Through the ENGlobal website, we seek to provide visitors and investors with a single point of contact for obtaining information about our company. We are not incorporating the contents of the website into this prospectus.

We also develop preferred provider and alliance agreements with clients in order to facilitate repeat business. These preferred provider agreements, also known as master service or umbrella agreements, typically have a duration of three to five years. This allows our clients to release work to us without having to negotiate contract terms for each individual project. With the primary terms of the contract agreed to, add-on projects with these customers are easier to negotiate and can be accepted quickly, without the necessity of a bidding process. Management believes that these agreements can serve to stabilize project-centered operations.

Corporate Information

Our principal executive offices are located at 654 N. Sam Houston Parkway East, Suite 400, Houston, Texas 77060-5914. Our telephone number is (281) 878-1000.

The Offering

Common stock offered by us
Shares of common stock having an aggregate offering price of up to $25,000,000. The actual number of shares outstanding after this offering will vary depending on the number of shares sold and issued and the sales price of such shares.

Plan of distribution	“At the market offering” that may be made from time to time to or through B. Riley Securities, Inc., as sales agent or principal. See “Plan of Distribution” in this prospectus.
Common stock to be outstanding after this offering, assuming an offering price of $4.42 per share(1)
Up to 33,216,794 shares, assuming sales of 5,656,108 shares of our common stock in this offering at an offering price at a price of $4.42 per share, which was the closing price of our common stock on The Nasdaq Capital Market on March 9, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Common stock to be outstanding after this offering, assuming an offering price of $2.97 per share(2)
Up to 35,978,194 shares, assuming sales of 8,417,508 shares of our common stock in this offering at an offering price of $2.97 per share, which was the closing price of our common stock on The Nasdaq Capital Market on December 30, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, stock repurchases and redemptions of securities. See “Use of Proceeds.”

Risk factors
Investing in our common stock involves a high degree of risk. You should carefully consider all of the information in this prospectus and the documents incorporated by reference in this prospectus. In particular, see “Risk Factors” beginning on page 4 of this prospectus.

Nasdaq Capital Market symbol	“ENG”
(1)
The common stock outstanding after the offering is based on approximately 27,560,686 shares of our common stock outstanding as of December 26, 2020 and the sale of 5,656,108 shares of our common stock at an assumed offering price of $4.42 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on March 9, 2021, and excludes 478,049 shares of our common stock reserved for future issuance under our Amended and Restated ENGlobal Corporation 2009 Equity Incentive Plan as of December 26, 2020.

(2)
The common stock outstanding after the offering is based on approximately 27,560,686 shares of our common stock outstanding as of December 26, 2020 and the sale of 8,417,508 shares of our common stock at an assumed offering price of $2.97 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 30, 2020, and excludes 478,049 shares of our common stock reserved for future issuance under our Amended and Restated ENGlobal Corporation 2009 Equity Incentive Plan as of December 26, 2020.

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and the Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

There may be future dilution of our common stock as a result of future sales of our common stock, which could adversely impact our stock price.

The issuance of shares of our common stock from time to time pursuant to the sales agreement may have a dilutive effect on our earnings per share, which could adversely impact the market price of our common stock. The actual amount of dilution and the effect on the market price of our common stock, if any, will be based on numerous factors, particularly the actual number of shares issued pursuant to the sales agreement, the use of proceeds and the return generated by the investments acquired with the net proceeds, and cannot be determined at this time. In addition, the issuance and sale of substantial amounts of our common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Additionally, the sale of shares of common stock in this offering will increase the supply of available shares, which may result in a decrease in the price of our common stock.

The shares of our common stock offered under this prospectus may be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at the market offerings” at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we and our sales agent may mutually agree to sell shares of our common stock under a placement notice at any time throughout the term of the sales agreement. The number of shares that are sold by our sales agent in connection with any placement notice will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with our sales agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we will need to issue additional shares of common stock or preferred stock. The issuance of additional securities in the future will dilute the percentage ownership and potentially voting power of then current stockholders and could negatively impact the price of our common stock and other securities.

The trading price of our stock price may continue to be volatile, which could cause you to lose part or all of your investment.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the past twelve months, the sales price of our stock ranged from a low of $0.46 per share in March 2020, to a high of $9.40 per share in January 2021. Although our financial condition and results of operations have generally improved when comparing 2020 with 2019, we do not believe that this volatility corresponds to any recent change in our financial condition.

The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

As a result of this volatility, our securities could experience rapid and substantial decreases in price, and you may be able to sell securities you purchase under this prospectus only at a substantial loss to the price at which you purchased the securities in this offering.

Some, but not all, of the factors that may cause the market price of our common stock to fluctuate include:

●	fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us or relevant for our business;

●	changes in estimates of our financial results or recommendations by securities analysts;

●	failure of our services or products to achieve or maintain market acceptance;

●	changes in market valuations of similar or relevant companies;

●	success of competitive service offerings or technologies;

●	changes in our capital structure, such as the issuance of securities or the incurrence of debt;

●	announcements by us or by our competitors of significant services, contracts, acquisitions or strategic alliances;

●	regulatory developments in the United States, foreign countries, or both;

●	litigation;

●	additions or departures of key personnel;

●	investors’ general perceptions; and

●	changes in general economic, industry or market conditions.

In addition, if the market for energy related stocks, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. Further, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our common stock. However, in the future investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent an aggregate short exposure in our common stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or our common stock.

The COVID-19 pandemic has adversely affected and could continue to adversely affect our business, financial condition and results of operations.

Our business is dependent upon the willingness and ability of our customers to conduct transactions with us. The COVID–19 pandemic has caused severe disruptions in the worldwide economy, including the global demand for oil and natural gas. In response, companies within the energy industry (including many of our customers) have announced capital spending cuts which, in turn, may result in a decrease in new project awards or adjustments, reductions, suspensions, cancellations or payment defaults with respect to existing project awards. The prolonged natured of the COVID–19 pandemic may result in a significant decrease in business and/or cause our customers to be unable to meet existing payment or other obligations to us, particularly in the event of a spread of COVID–19 in our market areas. The COVID–19 pandemic may also negatively impact the availability of our key personnel necessary to conduct our business as well as the business and operations of third party service providers who perform critical services for our business. For example, in June 2020 we temporarily closed one of our operational facilities for one week in response to a potential COVID-19 exposure. Because the severity, magnitude and duration of the COVID-19 pandemic and its economic consequences are uncertain, rapidly changing and difficult to predict, the impact on our business, financial condition and results of operations remains uncertain and difficult to predict. If COVID–19 continues to spread or if the response to contain the COVID-19 pandemic is unsuccessful, we could experience a material adverse effect on our business, financial condition, and results of operations.

Our backlog is declining due to the COVID-19 pandemic and is subject to unexpected adjustments and cancellations and is, therefore, an uncertain indicator of our future revenue or earnings.

While our backlog has not been materially impacted by the COVID-19 pandemic in terms of project cancellations, we have not been successful in replacing our backlog as quickly as it has been converted to revenues due to inefficiencies and complications resulting from many of our clients’ remote working conditions combined with the uncertainty of new project necessity and funding caused by COVID-19 related disruptions that have led to delays in project awards. Further, the COVID-19 pandemic has affected our ability to make business development contacts with customers. As a result, our backlog has decreased by approximately $34.9 million from $59.2 million as of December 28, 2019 to $24.3 million as of December 26, 2020. We expect the majority of our backlog to be completed within 12 months. While we believe our backlog is sufficient to keep a significant portion of our workforce productive in the near term, it may not be at our current operating levels. We cannot assure investors that we will be successful in replacing our backlog as quickly as it has been converted to revenues, which will reduce future revenue and profits and impact our financial performance. In addition, we cannot assure investors that the revenue projected in our backlog will be realized or, if realized, will result in profits. Projects currently in our backlog may be canceled or may remain in our backlog for an extended period of time prior to project execution and, once project execution begins, it may occur unevenly over the current and multiple future periods. In addition, project terminations, suspensions or reductions in scope occur from time to time with respect to contracts reflected in our backlog, reducing the revenue and profit we actually receive from contracts reflected in our backlog. Future project cancellations and scope adjustments could further reduce the dollar amount of our backlog in addition to the revenue and profits that we actually earn. The potential for project cancellations, terminations, suspensions or reductions in scope and adjustments to our backlog are exacerbated by economic conditions, particularly in the energy industry which is experiencing volatility in oil prices since the beginning of 2020 due to concerns about the COVID–19 pandemic and its impact on the worldwide economy and global demand for oil. We are unable to predict when market conditions may improve and worsening overall market conditions could result in further declines in our backlog.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

●
the impact of the COVID-19 pandemic and of the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition, and results of operations, including on our revenues and profitability;
●
our ability to increase our backlog, revenue and profitability;
●
our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner;
●
the effect of economic downturns and the volatility and level of oil and natural gas prices, including the severe disruptions in the worldwide economy, including the global demand for oil and natural gas, resulting from the COVID-19 pandemic;
●
the uncertainties related to the U.S. Government's budgetary process and their effects on our long-term U.S. Government contracts;
●
our ability to identify, evaluate, and complete any transactions in connection with our review of strategic transactions;
●
the impact of the announcement of our review of strategic transactions on our business, including our financial and operating results, or our employees, suppliers and customers;
●
our ability to realize project awards or contracts on our pending proposals, and the timing, scope and amount of any related awards or contracts;
●
our ability to retain existing customers and attract new customers;
●
our ability to accurately estimate the overall risks, revenue or costs on a contract;
●
the risk of providing services in excess of original project scope without having an approved change order;
●
our ability to execute our expansion into the modular solutions market and to execute our updated business growth strategy to position the Company as a leading provider of engineered modular solutions to its customer base;
●
our ability to attract and retain key professional personnel;
●
our ability to obtain additional financing when needed;
●
our debt obligations may limit our financial flexibility;
●
our PPP loan may not be forgiven in full;
●
our dependence on one or a few customers;
●
the risks of internal system failures of our information technology systems, whether caused by the Company, third-party service providers, intruders or hackers, computer viruses, malicious code, cyber-attacks, phishing and other cyber security problems, natural disasters, power shortages or terrorist attacks;
●
the risk of unexpected liability claims or poor safety performance;
●
our ability to identify, consummate and integrate potential acquisitions;
●
our reliance on third-party subcontractors and equipment manufacturers;
●
our ability to satisfy the continued listing standards of NASDAQ with respect to our common stock or to cure any continued listing standard deficiency with respect thereto; and
●
the effect of changes in laws and regulations, including U.S. tax laws, with which the Company must comply and the associated cost of compliance with such laws and regulations.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $25,000,000 from time to time.

There can be no assurance that we will be able to sell any additional shares under or fully utilize the sales agreement with B. Riley Securities as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes such as, but not limited to, working capital, capital expenditures, repayment and refinancing of debt, acquisitions and stock repurchases. The amounts and timing of our use of proceeds will vary depending on many factors, including regulatory developments, the amount of cash generated or used by our operations, and the rate of growth, if any, of our business and other capital requirements. As a result, we will retain broad discretion in the allocation of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus and investors will be relying on the judgment of our management regarding the application of the proceeds.

Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment-grade, interest-bearing securities.

.

DESCRIPTION OF COMMON STOCK

The following description sets forth certain material terms and provisions of our common stock. This description also summarizes relevant provisions of the Nevada Revised Statutes (“NRS”). The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the relevant provisions of the NRS, and to our Restated Articles of Incorporation, dated January 29, 2021 (our “articles of incorporation”), and our Second Amended and Restated Bylaws, dated April 14, 2016 (our “bylaws”), which are filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 29, 2021 and Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 15, 2016, respectively, which are incorporated by reference herein.  Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to our articles of incorporation and bylaws, which have been incorporated by reference herein.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of undesignated preferred stock, par value $0.001 per share.

As of March 8, 2021, there were 27,526,176 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

Voting. Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive ratably such dividends, if any, when, as, and if declared by our Board of Directors out of the Company’s assets or funds legally available for such dividends or distributions.

Liquidation and Distribution. In the event of any liquidation, dissolution, or winding up of the Company’s affairs, holders of the common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to its stockholders. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, the Company must pay the applicable distributions to the holders of its preferred stock before it may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights. Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

Sinking Fund Provisions. There are no sinking fund provisions applicable to the common stock.

Anti-Takeover Effects of Nevada Law; Our Articles of Incorporation and Our Bylaws

General. Certain provisions of our articles of incorporation and bylaws, and certain provisions of the Nevada Revised Statutes, or NRS, could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws and the relevant provisions of the NRS.

Preferred Stock. The authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire control of the Company.

No Action by Written Consent. Our bylaws provide that no action required or permitted to be taken at a meeting of the stockholders may be taken by written consent.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to our Board of Directors at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our bylaws.

Special Meetings. Our bylaws provide that special meetings of stockholders may only be called by the President or Secretary, by a majority of the Board of Directors, or by the President at the written request of at least fifty percent (50%) of the number of shares of the Company then outstanding and entitled to vote.

Board Vacancies. Our bylaws provide that any vacancy on our Board of Directors, howsoever resulting, may be filled by a majority vote of the remaining directors.

Removal of Directors. Our bylaws provide that any directors may be removed either with or without cause at any time by the vote of stockholders representing two-thirds of the voting power of the issued and outstanding capital stock entitled to vote.

Nevada Anti-Takeover Statutes. The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

Amendment of Articles of Incorporation and Bylaws

Our bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of the stockholders owning a majority of the shares and entitled to vote thereon. The bylaws may also be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of our Board of Directors by a majority vote of directors present at the meeting at which a quorum is present, except that any such amendment may not be inconsistent with or contrary to the provision of an amendment adopted by the stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our articles of incorporation limits the personal liability of directors and officers for breach of fiduciary duty to the Company or our stockholders. However, this provision does not eliminate or limit the liability of any of our directors and officers:

●	for acts or omissions not that involve intentional misconduct, fraud or a knowing violation of law; or
●	The payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Our bylaws provide that the Company shall indemnify any director or officer of the Company against all costs and expenses actually and reasonably incurred by such person or on such person’s behalf, to the extent such director or officer is a party to or a witness in an action, suit or proceeding by reason of its position with the Company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC. Its address is P.O. Box 30170, College Station, Texas 77842-3170, and its telephone number is 1-800-662-7232.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ENG.”

PLAN OF DISTRIBUTION

We have entered into an at the market sales agreement (the “sales agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”), as our sales agent, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to B. Riley Securities as sales agent or principal. B. Riley Securities may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the sales agreement, we will notify B. Riley Securities of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, and any minimum price below which sales may not be made. Once we have so instructed B. Riley Securities, unless B. Riley Securities declines to accept the terms of such notice, they have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley Securities under the sales agreement to sell our common stock are subject to a number of customary conditions that we must meet.

Settlement for shares of our common stock will occur on the second trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley Securities may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay B. Riley Securities a commission of 3.0% of the gross proceeds from each sale. We also agreed to reimburse B. Riley Securities for their legal expenses up to (i) $50,000 in connection with the filing of the sales agreement, and (ii) $2,500 per calendar quarter thereafter in connection with updates at the time of each representation date. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and their compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to B. Riley Securities and expense reimbursement under the terms of the sales agreement, will be up to approximately $150,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as described therein. We and B. Riley Securities may each terminate the sales agreement at any time upon five days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, B. Riley Securities will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

B. Riley Securities and its affiliates have in the past and may in the future provide various investment banking and/or other financial services for us and/or our affiliates, for which services they may in the future receive customary fees.

In addition, the sales agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common stock, or (ii) sell, bid for, or purchase common stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the common stock under the sales agreement other than B. Riley Securities.

LEGAL MATTERS

Certain legal matters in connection with the common stock being offered by this prospectus will be passed upon by Porter Hedges LLP, Houston, Texas. The validity of the common stock being offered by this prospectus and certain other legal matters concerning this offering will be passed on for us by Holland & Hart LLP, Reno, Nevada. B. Riley Securities, Inc. is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of ENGlobal Corporation and subsidiaries (the Company) as of December 26, 2020 and December 28, 2019, and for the years then ended, have been incorporated by reference herein, in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

●
our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, filed with the SEC on March 11, 2021 (File No. 001-14217);

●
our Current Reports on Form 8-K filed with the SEC on April 15, 2016, January 29, 2021 and March 1, 2021 and our Current Report on Form 8-K/A filed with the SEC on March 11, 2021(excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K or Form 8-K/A and any corresponding information furnished under Item 9.01 or included as an exhibit) (File No. 001-14217); and

●
the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on December 17, 2007, including any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or Form 8-K/A and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified orsuperseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

ENGlobal Corporation
Attention: Chief Financial Officer
654 N. Sam Houston Parkway East, Suite 400
Houston, Texas 77060-5914

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.englobal.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

$25,000,000

Shares of Common Stock

Prospectus

B. Riley Securities

March 19, 2021